Exhibit 4.1

TRIPADVISOR, INC.
as Issuer,

The GUARANTORS party hereto

AND

u.s. bank national association
as Trustee

INDENTURE

Dated as of March 25, 2021

0.250% Convertible Senior Notes due 2026

ACTIVE 265917391v.6

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3

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EXHIBITS
Exhibit A Form of Note	A-1
Exhibit B Form of Free Transferability Certificate	B-1
Exhibit C Form of Supplemental Indenture	C-1

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INDENTURE dated as of March 25, 2021, among Tripadvisor, Inc., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.01), the Guarantors party hereto from time to time and U.S. Bank National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.250% Convertible Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount of $345,000,000, and each of the Guarantors has duly authorized the issuance of its Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company and the Guarantors, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01.  Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Adequate Cash Conversion Provisions” shall have the meaning specified in Section 15.02(d)(ii).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i).  The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, with respect to the Company or any Guarantor, the board of directors of the Company or such Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or commercial banks in New York are authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Cash Settlement” shall have the meaning provided in Section 14.02(a).

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning provided in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.02(j).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the principal designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Global Corporate Trust, One Federal Street, Boston, MA 02110, Attention: David W. Doucette, Vice President , or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Credit Agreement, dated as of June 26, 2015, as amended on May 12, 2017, May 5, 2020 and December 17, 2020, by and among the Company, Tripadvisor Holdings, LLC, Tripadvisor LLC, the other borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, 1/30th of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 30 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b)if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TRIP<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“effective date” means the first date on which shares of the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Effective Date” means, for purposes of Section 14.03, (x) with respect to a Make-Whole Fundamental Change pursuant to clause (1) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (y) with respect to a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof, the applicable Redemption Notice Date.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.02(j).

“Existing Notes” means the Company’s 7.000% Senior Notes due 2025, and any notes, bonds, debentures or similar debt securities that the Company may issue or that any Subsidiary of the Company may issue if such debt securities are guaranteed by the Company, in each case, to the extent that any such debt securities are issued within 90 days of the date on which the Company shall repay such 7.000% Senior Notes due 2025, whether at maturity or upon earlier redemption or repurchase or otherwise.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and their respective employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02).

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above will be deemed to be a Fundamental Change solely under clause (b) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(a).

“Guarantee” means the joint and several guarantees of the Company’s payment obligations under this Indenture and the Notes, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantor” means all existing Subsidiaries of the Company that Guarantee the Notes and any future Subsidiaries that Guarantee the Notes, until such Note Guarantees are released in accordance with the terms of this Indenture.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register. The registered Holder of a Note shall be treated as its owner for all purposes.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” shall have the meaning set forth in the Purchase Agreement.

“Interest Payment Date” means April 1 and October 1 of each year, beginning on October 1, 2021.

“Last Reported Sale Price” of the Common Stock on any date means:

(a)the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b)if the Common Stock is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c)if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means (1)  any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof or (2) the sending of a Redemption Notice pursuant to Section 16.02(g); provided, however, that, subject to Section 16.02(j), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed to be called pursuant to Section 16.02(j)) for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Market Disruption Event” means:

(a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any option contracts or futures contracts relating to the Common Stock.

“Maturity Date” means April 1, 2026.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b)(ii).

“Observation Period” with respect to any Note surrendered for conversion means:

(a)subject to clause (b) below, if the relevant Conversion Date occurs prior to January 1, 2026, the 30 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date;

(b)if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for redemption and on or prior to the Business Day prior to the related Redemption Date, the 30 consecutive VWAP Trading Day period beginning on, and including, the 31st Scheduled Trading Day immediately before such redemption date; and

(c)subject to clause (b) above, if the relevant Conversion Date occurs on or after January 1, 2026, the 30 consecutive VWAP Trading Day period beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated March 22, 2021 relating to the offering and sale of the Notes, as supplemented by the related pricing term sheet dated March 22, 2021.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors, Chief Executive Officer or Chief Financial Officer of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel which is reasonably acceptable to the Trustee, which opinion may contain customary exemptions and qualifications as to the matters set forth herein.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issue Date” shall have the meaning specified in Section 4.06(d).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)Notes repurchased by the Company.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Settlement” shall have the meaning provided in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means the Purchase Agreement relating to the Notes, dated March 22, 2021, by and among the Company, the Guarantors named therein and BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as the representatives of the other Initial Purchasers named therein.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a redemption pursuant to Article 16.

“Redemption Notice Date” means, with respect to a redemption pursuant to Article 16, the date on which the Company sends the Redemption Notice for such redemption pursuant to Section 16.02(g).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its redemption in accordance with the provisions of Article 16, calculated pursuant to Section 16.02(e).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 15 and September 15 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Stock Exchange” means Nasdaq Global Select Market or, if the Common Stock is not then listed on Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or any other security) is then listed.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Special Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Specified Dollar Amount” means, with respect to any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company (or deemed specified) in the notice specifying the Company’s chosen Settlement Method.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in  Section 14.03(c).

“Subsidiary” means, with respect to any specified Person:

(a)any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors or comparable governing body of such Person (in the case of a limited liability company, the voting power to elect managers or otherwise control the actions of such limited liability company), is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of that Person.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Trading Day” means a day on which:

(a)trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and

(b)a Last Reported Sale Price for the Common Stock (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange or such other market;

provided that, if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust

Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a)there is no Market Disruption Event; and

(b)trading in the Common Stock generally occurs on the Relevant Stock Exchange.

If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02.  References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to refer to Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.  Designation and Amount.  The Notes shall be designated as the “0.250% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $345,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.  Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office.  The Company shall pay interest:

(i)on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Paying Agent not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and

(ii)on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clauses (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements reasonably satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed reasonably satisfactory to the Trustee.

Section 2.04.  Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and the documents required under Section 17.06 hereto, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed by manual, electronic or facsimile signature by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05.  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to this Indenture.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer of Notes or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b)Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Original Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF TRIPADVISOR, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) PLAN, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN (A) A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

On or after the Resale Restriction Termination Date, the Company shall, at its option, deliver to the Trustee a certificate in the form of Exhibit B hereto executed by an Officer of the Company, and upon the Trustee’s receipt of such certificate the restrictive legend required by this Section 2.05(b) shall be deemed removed from any Global Notes representing such Notes without further action on the part of Holders. If the Company delivers such a certificate to Trustee, the Company shall: (i) notify Holders of the Notes that the restrictive legend required by this Section 2.05(b) has been removed or deemed removed; and (ii) instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes. It is understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. For the avoidance of doubt, for Notes that are not in certificated form, the Notes shall continue to bear Special Interest pursuant to this paragraph until such time as they are identified by an unrestricted CUSIP number in the facilities of the Depositary or any successor depositary for the Notes, as a result of completion of the Depositary’s mandatory exchange process or otherwise.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b) and shall not be assigned a restricted CUSIP number.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(b) and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(a)the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(b)there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note,

the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, purchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

None of the Company, the Guarantors and the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(c)Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF TRIPADVISOR, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE NOTE UPON THE CONVERSION OF WHICH SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(d)Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.05(c).

(e)Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require.  Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Notes.  Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08.  Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange or conversion (subject to the provisions of Section 14.02(j)), if surrendered to the Company or any of the Company’s agents that the Company controls or its  Subsidiaries, to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange or conversion (subject to the provisions of Section 14.02(j)).  All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.  If the Company or any of its Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.  CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” and “ISIN” numbers.

Section 2.10.  Additional Notes; Purchases

(a).  (a) The Company may, from time to time, without the consent of, or notice to, the Holders, reopen this Indenture and issue additional Notes under this Indenture with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes, the initial Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have one or more separate CUSIP numbers.  Such Notes initially issued hereunder and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.

(b)The Company may, to the extent permitted by law and without the consent of or notice to Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company may, at its option, reissue, resell or surrender to the Trustee for cancellation any Notes that the Company or its Subsidiaries may repurchase; provided that in the case of a reissuance or resale, such Notes shall have one or more separate CUSIP numbers if the Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. Any Notes so repurchased by the Company or its Subsidiaries (other than Notes repurchased upon a Fundamental Change, which shall be governed by Section 2.08) shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of the Company’s Subsidiaries or Affiliates or any Subsidiary of any such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders (or causes such Notes to be surrendered) to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

For the avoidance of doubt, the repurchases described in this Section 2.10(b) are not repurchases upon a Fundamental Change.

Section 2.11.  Ranking.  The Notes constitute a senior general unsecured obligation of the Company, ranking senior in right of payment to all future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness and ranking equally in right of payment with all existing and future indebtedness of the Company that is not so subordinated.

Article 3
Satisfaction and Discharge

Section 3.01.  Satisfaction and Discharge.  This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)either:

(A)all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or

(B)the Company or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date or any Fundamental Change Repurchase Date, and/or (ii) have been converted (and the related Settlement Amounts have been determined), cash or, solely to satisfy the Company’s Conversion Obligations, cash and/or shares of Common Stock (or if applicable, Reference Property), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company and the Guarantors; and

(ii)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.05 and, if cash or shares of Common Stock shall have been deposited with the Trustee pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

Article 4
Particular Covenants of the Company

Section 4.01.  Payment of Principal, Settlement Amounts and Interest.  The Company shall pay or cause to be paid the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Settlement Amounts owed on conversion of, and any interest on the Notes on the dates and in the manner provided in the Notes.  Principal, Settlement Amounts and any interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and any interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee in writing of any failure to take such action.

Section 4.02.  Maintenance of Office or Agency.  The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

The Company reserves the right to vary or terminate the appointment of any Note Registrar, Paying Agent or Conversion Agent, and Bid Solicitation Agent; act as the Paying Agent or Bid Solicitation Agent; appoint additional Paying Agents or Conversion Agents; or approve any change in the office through which any Note Registrar or Paying Agent or Conversion Agent acts.

Section 4.03.  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.  Provisions as to Paying Agent.  (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable), the Settlement Amounts owed on conversion to the extent they include cash and accrued and unpaid interest, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)Subject to any applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest, if any, on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable), the Settlement Amounts owed on conversion to the extent they include cash, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05.  Additional Guarantors.

(a)After the date hereof, any of the Company’s wholly-owned subsidiaries (other than any Guarantor of the Notes) that becomes a guarantor with respect to (i) the Credit Agreement, or (ii) the Existing Notes will Guarantee the Notes by executing a supplemental indenture substantially in the form of Exhibit C hereto and delivering it to the Trustee in accordance with the terms of this Indenture.

Section 4.06.  Rule 144A Information Requirement; Reporting; and Special Interest.

(a)For as long as any Notes are outstanding hereunder, at any time the Company is not subject to Sections 13 and 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issued upon conversion of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Stock, as the case may be, pursuant to Rule 144A under the Securities Act, as such rule may be amended from time to time. The provisions of this Section 4.06(a) shall expire when the restrictive legend on the Notes specified in Section 2.05(b) has been removed.

(b)The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be furnished to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c)Delivery of the reports, information and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantors’ compliance with any of the Company’s and/or the Guarantors’ covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s and/or the Guarantors’ compliance with the covenants or with respect to any reports or other documents filed with the Commission or the Commission’s EDGAR system or any website under this Indenture or participate in any conference calls.

(d)Subject to Section 6.03(b), if, at any time during the six-month period beginning on, and including, the date that is six months after the last original issuance date of the Notes (which original issuance date will be deemed, if the Initial Purchasers exercise their option to purchase additional Notes under the Purchase Agreement, to be the last date of settlement of such exercise) (the “Original Issue Date”), the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than Current Reports on Form 8-K), after giving effect to all applicable grace periods thereunder, or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes), the Company shall pay Special Interest on the Notes from, and including, the first date after the conclusion of the six-month period described above on which such failure to file occurs or the first date the Notes are not otherwise freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restriction pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes, whichever is earlier, until the earlier of (i) the one-year anniversary of the Original Issue Date and (ii) the date on which such failure to file has been cured (if applicable) and the Notes are otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restriction pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes. Such Special Interest shall accrue on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such period described in the preceding sentence.

(e)Subject to Section 4.06(f) and Section 6.03(b), if, and for so long as, the restrictive legend on the Notes specified in Section 2.05(b) has not been removed (or deemed removed in accordance with the provisions of Section 2.05(b)), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable as described in Section 4.06(d) by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restrictions pursuant to U.S. federal securities law or the terms of this Indenture or the Notes as of the 380th day after the Original Issue Date, the Company shall pay Special Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes specified in Section 2.05(b) has been removed (or deemed removed), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described in Section 4.06(d) by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months preceding without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes.  The restrictive legend on the Notes shall be deemed removed pursuant to the terms of this Indenture upon notice by the Company to the Trustee and delivery of the documents required pursuant to this Indenture, and, at such time, the Notes will be automatically assigned an unrestricted CUSIP. However, for the avoidance of doubt, for Notes that are not in certificated form, the Notes shall continue to bear Special Interest pursuant to this Section 4.06(e) until such time as such Notes are identified by an unrestricted CUSIP in the facilities of the Depositary as a result of completion of the Depositary’s mandatory exchange process or otherwise.

(f)Special Interest will be payable in arrears on each Interest Payment Date following accrual as described in Section 6.03 and shall be in addition to any Special Interest that may accrue, at the Company’s election, pursuant to Section 6.03.  In no event, however, will Special Interest accrue on any day (taking into consideration any Special Interest payable as described in Section 4.06(d), Section 4.06(e) or Section 6.03(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest.

(g)If Special Interest is payable by the Company pursuant to Section 4.06(d), Section 4.06(e) or Section 6.03(a), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable.

Section 4.07   Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.08.  Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate, the signer of which shall be an Officer of the Company, stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year; provided that no such Officer’s Certificate shall be required for any fiscal year ended prior to the Issue Date.  If such Officer does have such knowledge, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.

Section 4.09.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10.  No Rights as Stockholders.  Holders of Notes, as such, will not have any rights as stockholders of the Company (including voting rights and rights to receive any dividends or other distributions on Common Stock).

Article 5
[Reserved]

Article 6
Defaults and Remedies

Section 6.01.  Events of Default.  The following events shall be “Events of Default” with respect to the Notes:

(a)default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon redemption at the option of the Company, upon declaration of acceleration or otherwise;

(c)failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and, in the case of a conversion to which Physical Settlement applies, such failure continues for three Business Days;

(d)failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b), in each case when due, and such failure continues for three Business Days;

(e)failure by the Company to comply with its obligations under Article 11;

(f)failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of the other agreements of the Company contained in the Notes or this Indenture;

(g)default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed having a principal amount in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness exists as of the date hereof or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled and such failure to pay shall not have been cured or waived, as the case may be, within 30 days after the occurrence of such acceleration or such failure to pay, as the case may be;

(h)the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(i)commences a voluntary case;

(ii)consents in writing to the entry of an order for relief against it in an involuntary case;

(iii)consents in writing to the appointment of a custodian of it or for all or substantially all of its property;

(iv)makes a general assignment for the benefit of its creditors; or

(v)admits in writing it generally is not paying its debts as they become due; or

(i)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

(ii)appoints a custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

(iii)orders the liquidation of the Company or any Significant Subsidiary of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(j)a final judgment or judgments for the payment of $100,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgments are not paid, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(k)the Guarantee of any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Indenture), or any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Guarantee.

Section 6.02.  Acceleration.  In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.  If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, if any, at the rate then borne by the Notes) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03.  Special Interest.

(a)Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 360 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Special Interest on the Notes at a rate equal to 0.250% per annum of the principal amount of the Notes outstanding for the first 180 days after the occurrence of such Event of Default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day until the 360th day following the occurrence of such an Event of Default during which such an Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs (in addition to any Special Interest that may accrue as a result of a registration default pursuant to Sections 4.06(d) and 4.06(e)). For the avoidance of doubt, the 360 day period described in this Section 6.03 shall not commence until expiration of the 60 day period referenced in Section 6.01(f).

(b)Any Special Interest payable pursuant to Section 6.03(a) above shall be in addition to any Special Interest that may accrue pursuant to Sections 4.06(d) and 4.06(e). Notwithstanding anything in this Indenture to the contrary, in no event, however, shall Special Interest accrue (taking into consideration any Special Interest payable pursuant to Section 6.03(a) above, together with Special Interest payable pursuant to Sections 4.06(d) and 4.06(e)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest.

(c)If the Company elects to pay Special Interest pursuant to Section 6.03(a), such Special Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in (b) is not cured or waived prior to such 361st day), such Special Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02.  In the event the Company does not elect to pay Special Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in 4.06(b) in accordance with this Section 6.03, or the Company elects to make such payment but does not pay the Special Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In no event shall Special Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in Section 6.03(b), regardless of the number of events or circumstances giving rise to requirements to pay such Special Interest pursuant to this Section 6.03.

(d)In order to elect to pay Special Interest as the sole remedy during the 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify, in writing, all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Event of Default first occurs.  Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.  The Company may elect to pay Special Interest with respect to multiple Events of Default in a single written notification.

Section 6.04.  Payments of Notes on Default; Suit Therefor.  If an Event of Default described in Section 6.01 (a), (b) or (c) shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable), satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.05.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.05; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.05, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.05;

SECOND:to the payment of the amounts then due and unpaid for principal of, the Fundamental Change Repurchase Price or Redemption Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD:to the Company.

Section 6.06.  Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price or Redemption Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability, claim or expense;

(d)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and

(e)the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Notwithstanding any other provision of this Indenture and any provision of any Note, the contractual right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including, if applicable, the Fundamental Change Repurchase Price or Redemption Price) of; (y) accrued and unpaid interest, if any, on; and (z) the consideration due upon the conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates shall not be amended without the consent of such Holder.

Section 6.07.  Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.  Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.  Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a)The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes or the Guarantees; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

(b)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i)a default in the payment of the principal (including any Fundamental Change Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

(ii) a failure by the Company to deliver the consideration due upon conversion of the Notes; or

(iii)with respect to any other provision that requires the consent of each affected Holder pursuant to Section 10.02 to amend;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.  Notice of Defaults.  If a Default occurs and is continuing and a Responsible Officer of the Trustee is notified in writing of such Default, the Trustee shall deliver to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it is notified. Except in the case of a Default in the payment of principal of (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) or accrued and unpaid interest on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.  Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Fundamental Change Repurchase Price or Redemption Price with respect to the Notes being purchased or redeemed as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon conversion.

Article 7
Concerning the Trustee

Section 7.01.  Duties and Responsibilities of Trustee.

(a)The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(b)Except during the continuance of an Event of Default known to the Trustee:

(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)this paragraph does not limit the effect of Section 7.01(b);

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Trust Officer that is familiar and responsible for this Indenture unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(iv)no provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.  Certain Rights of the Trustee.

(a)The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)The Trustee may consult with counsel of its selection, and the advice or opinion of counsel relating to this Indenture or the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes in good faith and in accordance with the advice or opinion of such counsel.

(f)The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default or of any such Significant Subsidiary is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes, the Company and this Indenture and, in the case of a Default or Event of Default, states that it is a “Notice of Default.”

(g)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any and all other agreements executed by the Trustee in connection with the Notes and this Indenture, and to each agent, custodian and other Person employed to act hereunder.

(h)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(i)The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

(j)Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part (as finally adjudicated in a non-appealable judgment of a court of competent jurisdiction), conclusively rely upon an Officer’s Certificate.

(k)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company and the Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.

(n)In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer of the Company.

(p)The permissive rights of the Trustee under this Indenture and the other Note Documents shall not be construed as duties.

Section 7.03.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.04.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, Guarantors or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co‑paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.11.  In addition, the Trustee shall be permitted to engage in transactions with the Company and its Affiliates and Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must eliminate such conflict within 90 days of acquiring such conflict, or resign.

Section 7.05.  Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein.  The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time compensation for its services hereunder and under the Notes as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out‑of‑pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee.  The Company and the Guarantors, jointly and severally, shall indemnify the Trustee, its directors, officers, employees and agents against any and all loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee) (including reasonable attorneys’ and agents’ fees and expenses) incurred by it without willful misconduct or gross negligence, as determined by a final nonappealable order of a court of competent jurisdiction, on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, including the costs and expenses of enforcing this Indenture (including this Section 7.06) and the Notes and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense; provided, further, that, the Company shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.  The Trustee’s respective right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment and indemnification obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture and any resignation or removal of the Trustee under Section 7.09.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of a Default specified in clause (h) or clause (i) of Section 6.01, the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send electronically or by first class mail to each Holder at the address set forth in the Notes Register notice of the Default or Event of Default within 60 days after it is actually known to a Trust Officer.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 7.08.  Eligibility of Trustee.  This Indenture shall always have a Trustee.  The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

Section 7.09.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company in writing not less than 30 days prior to the effective date of such resignation.  The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Company’s written consent, which consent will not be unreasonably withheld.  The Company shall remove the Trustee if (a) the Trustee fails to comply with Section 7.11 hereof; (b) the Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall, at the expense of the Company, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10.0% in aggregate principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.11, any Holder, who has been a bona fide holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.09, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.  The predecessor Trustee shall have no liability for any action or inaction of any successor Trustee.

Section 7.10.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion..

Section 7.11.  Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01.  Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.  Proof of Execution by Holders.  Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee.

The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03.  Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.  When Notes Disregarded.  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 8.05.  Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
[Reserved]

Article 10
Supplemental Indentures

Section 10.01.  Supplemental Indentures Without Consent of Holders.  Notwithstanding Section 10.02, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees to:

(a)cure any ambiguity or to correct or supplement any provision contained in this Indenture or the Notes which may be defective or inconsistent with any other provision in this Indenture, the Notes or Guarantees;

(b)provide for the assumption by a Successor Company of the obligations of the Company under this Indenture, the Notes or the Guarantees in accordance with Article 11;

(c)add additional guarantees with respect to the Notes;

(d)secure the Notes or the Guarantees;

(e)increase the Conversion Rate of the Notes;

(f)irrevocably select a Settlement Method or Specified Dollar Amount, or eliminate the Company’s right to choose a particular settlement method, on conversion of Notes;

(g)add to the covenants or Events of Default for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company;

(h)make any change that does not adversely affect the rights of any Holder, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee;

(i)in connection with any Specified Corporate Event, provide that the Notes are convertible into Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(j)evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate;

(k)comply with the rules of DTC or any other applicable depositary, so long as such amendment does not adversely affect the rights of any Holder;

(l)if applicable, comply with any requirement of the SEC relating to the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(m)conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum; or

(n)provide for the issuance of additional Notes in accordance with Section 2.10(a).

The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.02.  Supplemental Indentures with Consent of Holders.  Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the Guarantors and the Trustee may from time to time and at any time amend or supplement this Indenture, the Notes and the Guarantees with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a)reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment;

(b)reduce the rate of or extend the stated time for payment of any interest on any Note;

(c)reduce the principal of or extend the Maturity Date of any Note;

(d)make any change that adversely affects the conversion rights of any Notes;

(e)reduce the Fundamental Change Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(g)change the ranking of the Notes;

(h)impair the right of any Holder to receive payment of principal and any interest on such Holder’s Notes on or after due dates therefor or amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment of principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, accrued and unpaid interest on, or the consideration due upon conversion of, such Holder’s Notes, on or after the respective due dates expressed or provided for in such Holder’s Notes or in this Indenture; or

(i)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions (including in Section 6.09).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantors in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

Section 10.03.  Effect of Amendment, Supplement and Waiver.  Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.  Notation on Notes.  Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05.  Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished to Trustee.  In addition to the documents required by Section 17.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

Article 11
Consolidation, Merger and Sale

Section 11.01.  Company May Consolidate, Etc. on Certain Terms.

(a)The Company shall not consolidate with or merge with or into or otherwise combine with another Person, or sell, lease or otherwise transfer or dispose of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to another Person, unless:

(i)the Company is the surviving corporation or the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture; and

(ii)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of the Company to a third party that would, if such assets were held directly by the Company instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to another Person.

(b)Upon any such consolidation, merger, combination or sale, lease or other transfer or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such Successor Company (if not the Company) shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of a lease of all or substantially all assets.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the

Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, combination or sale, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

Section 11.02.  Opinion of Counsel and Officer’s Certificate to be Given to Trustee. The Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, combination, sale, lease or other transfer or disposition complies with the requirements of this Indenture.

Article 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.  Indenture, Notes and Guarantees Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note or any Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or any Guarantor or of any of their respective successor corporations or other entities, either directly or through the Company, any Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the Notes and the Guarantees.

Article 13
Guarantee

Section 13.01.  Guarantee.  Subject to the provisions of this Article 13, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior unsecured basis, the full and punctual payment (whether at the Maturity Date, by acceleration, upon repurchase or otherwise) of the principal of and interest on the Notes and the Settlement Amounts upon conversion, and all other payment obligations of the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 13.02.  Guarantee Unconditional..  The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(b)any modification or amendment of or supplement to this Indenture or any Note;

(c)any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d)the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(f)any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 13.02, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

For the avoidance of doubt, the Guarantees with respect to a Note are not exchangeable and shall automatically terminate when such Note is exchanged in accordance with this Indenture.

Section 13.03.  Discharge; Reinstatement.  Subject to Section 13.10, each Guarantor’s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest, if any, on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 13.04.  Waiver by the Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 13.05.  Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article 13, the Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 13.06.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 13.07.  Limitation on Amount of Guarantee.  Notwithstanding anything to the contrary in this Article 13, each Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law.

Section 13.08.  Execution and Delivery of Guarantee.  The execution by each Guarantor of this Indenture (or a supplemental indenture) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.09.  Benefits Acknowledged.  Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 13.10.  Release of Guarantee.  The Guarantee of a Guarantor shall terminate, and the Guarantee shall be automatically and unconditionally released and discharged, upon:

(a)a sale or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise permitted by this Indenture,

(b)the release or discharge of such Guarantor’s obligations under the Credit Agreement and the Existing Notes, as applicable, that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon, or

(c)the discharge of the Notes, as provided in Article 3.

Section 13.11.  “Trustee” to Include Paying Agent.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in each case (unless the context shall otherwise require) be construed as extending to, and including, such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 13 in place of the Trustee.

Article 14
Conversion of Notes

Section 14.01.  Conversion Privilege

(a)Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note:

(i)subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding January 1, 2026 under the circumstances and during the periods set forth in Section 14.01(b); and

(ii)on or after January 1, 2026, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;

in each case, at an initial conversion rate of 13.5483 shares of Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)(i) Prior to the close of business on the Business Day immediately preceding January 1, 2026, a Holder may surrender all or any portion of its Notes (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures and conditions described in this Section 14.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day, subject to compliance with the following procedures and conditions concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination.

(A)The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $2,000,000 in aggregate principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day.

(B)If the Trading Price condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(C)If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Company is acting as Bid Solicitation Agent, it fails to make such determination), then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

(ii)If, prior to the close of business on the Business Day immediately preceding January 1, 2026, the Company elects to:

(A)issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan in connection with the initial adoption by the Company, so long as such rights have not separated from the shares of Common Stock and are not exercisable until the occurrence of a triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Company has given such notice, the Holders may surrender all or any portion of their Notes (that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place.

No Holder may convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Notes, without having to convert its Notes, as if it held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)If, prior to the close of business on the Business Day immediately preceding January 1, 2026:

(A) Fundamental Change occurs;

(B)a Make-Whole Fundamental Change occurs; or

(C)the Company is a party to a consolidation, merger, or other combination, statutory share exchange or sale, lease or other transfer or disposition of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, in each case, pursuant to which the Common Stock would be converted into stock, other securities, other property or assets (including cash or any combination thereof) (other than a transaction to which the Company is a party solely for the purpose of changing its jurisdiction of incorporation, and which results in a reclassification, conversion or exchange of Common Stock solely into common stock of the surviving entity, excluding cash payments for fractional shares), then, in each case, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time from or after the open of business on the Business Day immediately following the day the Company gives notice of such transaction until the close of business on the 35th Trading Day after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change (other than a Fundamental Change for which the Company validly invokes the Adequate Cash Conversion Provisions), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the effective date not later than the effective date of such transaction.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(iv)Prior to the close of business on the Business Day immediately preceding January 1, 2026, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine whether the Notes are convertible because the Last Reported Sale Price condition has been met and provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(v)Prior to the close of business on the Business Day immediately preceding January 1, 2026, if the Company calls any Note for redemption in accordance with the provisions of Article 16, then the Holder of such Note may convert such Note at any time before the Close of Business on the Business Day immediately prior to the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

Section 14.02.  Conversion Procedure; Settlement Upon Conversion.

(a)Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), as set forth in this Section 14.02.

(i)All conversions for which the relevant Conversion Date occurs on or after January 1, 2026 or after the Company provides a Redemption Notice and prior to the close of business on the Business prior to the related Redemption Date shall be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of the Common Stock). Except for any conversions for which the relevant Conversion Date occurs on or after January 1, 2026 or after the Company provides a Redemption Notice and prior to the close of business on the Business Day prior to the Redemption Date, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of the Common Stock) for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(ii)If the Company elects a Settlement Method, the Company shall deliver notice to Holders through the Conversion Agent of such Settlement Method the Company has selected no later than the close of business on the Trading Day immediately following the related Conversion Date (or (i) in the case of any conversions for which the relevant Conversion Date occurs on or after January 1, 2026, no later than January 1, 2026 and (ii) in the case of any conversion after the Company has provided a Redemption Notice and prior to the close of business on the Business Day prior to the related Redemption Date, in the related Redemption Notice (provided that if the related Redemption Date is on or after January 1, 2026, then such Settlement Method must be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after January 1, 2026)). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any conversion but does not timely notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount shall be deemed to be $1,000. By notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to January 1, 2026, at its option, irrevocably elect to satisfy its Conversion Obligations with respect to the Notes through any Settlement Method that the Company is then permitted to elect (including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specified amount set forth in such election notice) for all Conversion Dates occurring subsequent to delivery of such notice. If the Company elects to irrevocably fix the Settlement Method to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specified amount, the Company shall, after the date of such election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method election deadline for such conversion or conversions as described above, or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount will be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such Specified Dollar Amount will be deemed to be $1,000 per $1,000 principal amount of Notes. Notwithstanding the foregoing, no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions described in this Section 14.02. If the Company irrevocably fixes the Settlement Method pursuant to this Section 14.02(a)(ii), the Company shall either post the fixed Settlement Method on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with the Commission.

(iii)The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);

(B)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive VWAP Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)(i) To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(A)comply with the Applicable Procedures;

(B)if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(C)if required, pay funds equal to any interest payable on the next Interest Payment Date as set forth in Section 14.02(g); and

(ii)To convert a Certificated Note, the Holder must:

(A)complete, sign (by manual, electronic or facsimile signature) and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile or delivery by electronic mail of a pdf thereof) (a “Notice of Conversion”) and such Note to the Conversion Agent;

(B)if required, furnish appropriate endorsements and transfer documents;

(C)if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(D)if required, pay funds equal to any interest payable on the next Interest Payment Date as set forth in Section 14.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion or, if notice on such date is not feasible given the nature of the conversion, promptly thereafter.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.

Subject to the next paragraph and the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation no later than:

(i)the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement (provided that with respect to any conversion following the Regular Record Date immediately preceding the Maturity Date, the Company shall settle any such conversion on the Maturity Date or, if such day is not a Business Day, the first Business Day immediately following the Maturity Date); or

(ii)the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)In case any Certificated Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple of $1,000 in excess thereof, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid interest except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes shall receive on the earlier of the corresponding Interest Payment Date and the date the Company delivers the consideration due in respect of such conversion, the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:

(i)if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;

(ii)if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii)if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, a Redemption Date or a Fundamental Change Repurchase Date shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(h)The Person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the close of business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i)The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to elect) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

(j)Upon surrender by a Holder of its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Business Day immediately following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion by the Company.  In order to accept any Notes surrendered to the Company for conversion, the Designated Financial Institution must agree to timely deliver, in exchange for such Notes, cash, shares of Common Stock or combination thereof, at the Company’s election, that would otherwise be due upon conversion, all as provided in Section 14.02(a) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day immediately following the relevant Conversion Date, notify in writing the Holder surrendering Notes for conversion and the Trustee that the Company has made an Exchange Election and shall notify the Designated Financial Institution of the Settlement Method the Company has elected with respect to such conversion and the relevant deadline for delivery of the relevant Conversion Consideration.

If the Designated Financial Institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash and/or shares of Common Stock to such Holder on the second Business Day immediately following the relevant Conversion Date. Any Notes exchanged by the Designated Financial Institution shall remain outstanding, subject to the Applicable Procedures. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related Conversion Consideration, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall convert the Notes and deliver the relevant Conversion Consideration as described in Section 14.02.

The Company’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes. The Company may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

Section 14.03.  Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change

(a).  (a) If the Effective Date of a Make-Whole Fundamental Change occurs on or prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change to the close of business on

(A)in the case of a Make-Whole Fundamental Change pursuant to clause (1) of the definition thereof, the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for (x) the proviso in clause (b) of the definition thereof or (y) the Adequate Cash Conversion Provisions, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change); and

(B)in the case of a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof, the Business Day immediately before the related Redemption Date.

(b)Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 (after giving effect to any increase in the Conversion Rate required by this Section 14.03); provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (i) the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price.  In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and, no later than such Effective Date, issue a press release announcing such Effective Date, disclose the Effective Date in a Current Report on Form 8-K or post the Effective Date on the Company’s website (the “Make-Whole Fundamental Change Company Notice”).

(c)The number of Additional Shares, if any, by which the Conversion Rate shall be increased in connection with a Make-Whole Fundamental Change shall be determined by reference to the table below, based on the Effective Date of the Make-Whole Fundamental Change and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.  The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five Trading Day period.

(d)The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted.  The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$53.68	$59.00	$65.00	$73.81	$80.00	$85.00	$95.95	$110.00	$125.00	$150.00	$175.00	$200.00	$250.00
March 25, 2021	5.0806	4.2556	3.4522	2.5830	2.1279	1.8287	1.3289	0.8995	0.6019	0.3120	0.1590	0.0760	0.0093
April 1, 2022	5.0806	4.1847	3.3505	2.4574	1.9955	1.6947	1.1995	0.7836	0.5039	0.2423	0.1121	0.0463	0.0018
April 1, 2023	5.0806	4.0592	3.1880	2.2692	1.8028	1.5034	1.0212	0.6311	0.3806	0.1613	0.0623	0.0185	0.0000
April 1, 2024	5.0806	3.8841	2.9555	1.9995	1.5290	1.2351	0.7798	0.4360	0.2338	0.0771	0.0191	0.0013	0.0000
April 1, 2025	5.0806	3.6342	2.5895	1.5635	1.0938	0.8189	0.4343	0.1907	0.0755	0.0104	0.0000	0.0000	0.0000
April 1, 2026	5.0806	3.4008	1.8363	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and/or Effective Date may not be set forth in the table above, in which case:

(i)if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates in the table above, as applicable, based on a 365- or 366-day year, as the case may be;

(ii)if the Stock Price is greater than $250.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)if the Stock Price is less than $53.68 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 18.6289 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

(g)For the avoidance of doubt, calling any Notes for redemption will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for redemption, and not with respect to the Notes not called for redemption. Accordingly, if the Company elects to redeem less than all of the outstanding Notes, then Holders of Notes not called for redemption shall not be entitled to an increased Conversion Rate for such Notes in accordance with the provisions of this Section 14.03 on account of the redemption, except to the limited extent set forth in Section 16.02(j).

Section 14.04.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to (i) the Conversion Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a)If the Company exclusively issues shares of Common Stock as a dividend or distribution on all, or substantially all, shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0

=          the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;
OS0

=          the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	= the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan or rights agreement) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR1	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	= the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y

=          the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)dividends, distributions or issuances of rights, options or warrants as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b);

(ii)rights issued under a stockholder rights plan or rights agreement (except as set forth in this Section 14.04(c));

(iii)dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d);

(iv)any dividends and distributions in connection with a Specified Corporate Event described in Section 14.07; and

(v)Spin-Offs as to which the provisions set forth in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0

=          the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV

=          the fair market value (as determined by the Board of Directors) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	= the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
FMV0

=          the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	= the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, subject to the immediately succeeding sentence, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date the Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)are deemed to be transferred with such shares of the Common Stock;

(ii)are not exercisable; and

(iii)are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made:

(A)in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B)in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i)a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A)such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B)the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR1	= the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	= the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	= the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	= the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
CR1	= the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
AC	= the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0

=          the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1

=          the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	= the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, subject to the immediately succeeding sentence, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date of any tender or exchange offer is after the 10th Trading Day immediately preceding,  and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, last Trading Day of such Observation Period.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected. For the avoidance of doubt, for purposes of this Section 14.04(e), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(f)Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(h)

based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Common Stock.  Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% of the applicable Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments regardless of whether the aggregate amount of such adjustments is less than 1% (a) on the Conversion Date for any Notes (in the case of Physical Settlement), (b) on each VWAP Trading Day of any Observation Period (in the case of cash settlement or combination settlement) and (c) on the effective date of any Fundamental Change or the Effective Date of a Make-Whole Fundamental Change.

(h)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly furnish to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)The Company shall not adjust the Conversion Rate except as stated in this Indenture, including, for the avoidance of doubt, for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14 and for the avoidance of doubt, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(iv)for ordinary course of business stock repurchases that are not tender offers referred to in Section 14.04(e) if the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by the Company’s Board of Directors;

(v)solely for a change in the par value of the Common Stock; or

(vi)for accrued and unpaid interest.

Section 14.05.  Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.  Shares to Be Fully Reserved.  The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 14.07.  Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i)any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(ii)any consolidation, merger or other combination involving the Company; or

(iii)any sale, lease or other transfer or disposition to a third party of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole; or

(iv)any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of the Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of such Specified Corporate Event:

(A)the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02; and

(B)(I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of Common Stock receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be convertible shall be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock.  The Company shall notify, in writing, the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average of the types and amounts of consideration received by the holders of Common Stock as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14.  If the Reference Property in respect of any such Specified Corporate Event includes shares of stock, other securities or other property or assets (including any combination thereof) of an entity other than the Company or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is a party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall furnish to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified

Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)If the Notes become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on the Company’s website.

(d)The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e)[Reserved].

(f)The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08.  Certain Covenants.

(a)The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company and, except for any taxes payable by the Company or a Holder, as the case may be, pursuant to Sections 14.02(d) and 14.02(e), free from all documentary, stamp or similar issue or transfer taxes, liens and charges as the result of any action by the Company.

(b)The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09.  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent (if other than the Trustee) immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing or as otherwise provided herein.

Section 14.10.  Notice to Holders Prior to Certain Actions.  In case of any:

(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)Specified Corporate Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be furnished to the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Specified Corporate Event, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding-up; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.11.  Stockholder Rights Plans.  If the Company has a rights plan in effect upon conversion of the Notes into Common Stock, Holders that convert their Notes shall receive, in addition to any shares of Common Stock received in connection with such conversion, the appropriate number of rights under the rights plan, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan, as the same may be amended from time to time. However, if prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01.  Intentionally Omitted.

Section 15.02.  Repurchase at Option of Holders Upon a Fundamental Change

(a).  (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days following the date of the Fundamental Change Company Notice (subject to extension to comply with applicable law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 15.

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

A.in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

B.the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

C.that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Paying Agent and the Conversion Agent;

(vii)the Conversion Rate and any adjustments to the Conversion Rate;

(viii)that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes; and

(x)the CUSIP numbers and the statement required in Section 2.09 hereto.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release containing such information, disclose the information in a Current Report on Form 8-K or post such information on the Company’s website.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In such a case, the Company shall deliver such notice to the Trustee at least three Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)Notwithstanding anything to the contrary in this Section 15.02, the Company shall not be required to repurchase, or to make an offer to repurchase, Notes upon a Fundamental Change if:

(A)a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Indenture applicable to an offer by the Company to repurchase Notes upon a Fundamental Change and such third party purchases all Notes validly tendered and not withdrawn upon such offer in the manner and otherwise in compliance with such requirements; or

(B)pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) which also results in a Fundamental Change pursuant to clause (b)), if (i) such Fundamental Change results in the Notes becoming convertible (pursuant to the provisions described in Section 14.07) into an amount of cash per Note that is greater than (x) the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date), plus (y) to the extent that the 35th Trading Day immediately following the effective date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest payable per Note on such Interest Payment Date and (ii) the Company provides timely notice of the Holders’ right to convert their Notes based on such Fundamental Change as described in Section 14.01(b)(iii) (the requirements set forth in clauses (i) and (ii) of this Section 15.02(d), the “Adequate Cash Conversion Provisions”).

Section 15.03.  Withdrawal of Fundamental Change Repurchase Notice.  A  Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof,

(b)if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04.  Deposit of Fundamental Change Repurchase Price

(a).  (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

(i)such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on such Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii)all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c)Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 15.05.  Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b)file a Schedule TO or any other required schedule under the Exchange Act;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.  To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company shall be deemed not to be in breach of this Indenture as a result of compliance therewith.

Article 16
Optional Redemption

Section 16.01  . No Sinking Fund.  No sinking fund is required to be provided for the Notes

Section 16.02.  Right of the Company to Redeem the Notes.

(a)No Right to Redeem Before April 1, 2024. The Company may not redeem the Notes at its option at any time before April 1, 2024.

(b)Right to Redeem the Notes on or After April 1, 2024. Subject to the terms of this Section 16.02, the Company has the right, at its election, to redeem all, or any portion of the Notes in integral multiples of $1,000, at any time and from time to time, on a Redemption Date on or after April 1, 2024 and on or before the thirtieth (30th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such

Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof

(c)[Reserved].

(d)Redemption Date. The Redemption Date for any redemption will be a Business Day of the Company’s choosing that is no more than fifty (50), nor less than forty (40), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if, in accordance with Section 14.02(a), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before the related Redemption Date by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60), nor less than thirty (30), calendar days after such Redemption Notice Date.

(e)Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the close of business on such Regular Record Date will be entitled, notwithstanding such redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date.

(f)Notices to Trustee. If the Company elects to redeem Notes pursuant to this Section 16.02, then it will furnish to the Trustee, at least five (5) calendar days before the related Redemption Notice Date (unless a shorter notice period is satisfactory to the Trustee), an Officer’s Certificate setting forth the Section of this Indenture pursuant to which the redemption will occur, the applicable Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Registrar is not the Trustee, then the Company will, concurrently with each Redemption Notice, deliver, or cause the Registrar to deliver, to the Trustee a certificate (upon which the Trustee may conclusively rely) setting forth the principal amounts of Notes held by each Holder.

(g)Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i)that the Notes have been called for redemption, briefly describing the Company’s redemption right under this Indenture;

(ii)the Redemption Date for such redemption;

(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 16.02(e));

(iv)the name and address of the Paying Agent and the Conversion Agent;

(v)that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 14.03);

(vii)the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date;

(viii)that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Applicable Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(ix)the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent. At the Company’s request, the Trustee will give the Redemption Notice in the Company’s name and at its expense, provided that the Company delivers to the Trustee, at least five (5) Business Days in the case of Physical Notes and three (3) Business days in the case of Global Notes prior to the Redemption Notice Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 16.02(g).

(h)Selection, Conversion and Transfer of Notes to be Redeemed in Part. If less than all Notes then outstanding are called for redemption, then:

(i)the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and

(ii)if only a portion of a Note is subject to redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to redemption.

(i)Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 4.01, the Company will cause (x) the Redemption Price for a Note (or portion thereof) subject to redemption to be paid to the Holder thereof on or before the applicable Redemption Date and (y) interest payable pursuant to the proviso in Section 16.02(e) to be paid on or before the relevant Interest Payment Date to the Holder at the Close of Business on the corresponding Regular Record Date.

(j)Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 16.02, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the forty second (32nd) Scheduled Trading Day (or, if, in accordance with Section 14.02(a)(ii), the Company has irrevocably elected to settle all conversions of Notes with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and before the related Redemption Date by Physical Settlement, the tenth (10th) calendar day) immediately before the Redemption Date for such redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for redemption for purposes of this Section 16.02 and Sections 5.01(C)(i)(4) and 5.07.

Article 17
Miscellaneous Provisions

Section 17.01.  Provisions Binding on Company’s and the Guarantors’ Successors.  All the covenants, stipulations, promises and agreements of each of the Company and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02.  Official Acts by Successor Entity.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or such Guarantor, as the case may be.

Section 17.03.  Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company or any Guarantor to the Trustee) to 400 1st Avenue, Needham, Massachusetts 02494; Attention: Senior Vice President, General Counsel & Secretary, or sent electronically in PDF format to the following e-mail address: skalvert@tripadvisor.com, with a copy (which shall not constitute notice) to Kirkland &

Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (fax: (212) 446-4900); Attention: Ross M. Leff, P.C., or sent electronically in PDF format to the following email address: ross.leff@kirkland.com. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to the following e-mail address: david.doucette@usbank.com.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register (or sent electronically in PDF format to the e-mail address of such Holder, if any, specified on the Note Register) and shall be sufficiently given to it if so mailed (or sent, in the case of an electronic transmission) within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail (or electronically in PDF format), then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 17.04.  Governing Law.  THIS INDENTURE, EACH NOTE AND EACH GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE AND EACH GUARANTEE SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (1) a statement that the individual making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 17.06.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee: (1) an Officer’s Certificate (which shall include the statements set forth in Section 17.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel (which shall include the statements set forth in Section 17.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with.

Section 17.07.  Legal Holidays.  If any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08.  No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10.  Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11.  Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.05, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes  may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer.

Section 17.12.  Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Agreement by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Agreement assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 17.13.  Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14.  Waiver of Jury Trial; Submission of Jurisdiction.  EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF The Company, THE GUARANTORS AND THE TRUSTEE hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Notes AND THE GUARANTEES, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 17.15.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16.  Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture.  These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes, the Trustee and the Conversion Agent.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.  In no event shall the Trustee or the Conversion Agent be charged with knowledge of or have any duty to monitor Stock Price or Measurement Period. Neither the Trustee nor the Conversion Agent shall have any responsibility for calculations or determinations of amounts, determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, how much, or for the delivery of shares of Common Stock.

Section 17.17.  U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.18.  FATCA.  In order to enable each of the Company and the Trustee to comply with its obligation with respect to this Indenture and the Notes under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), and any Treasury regulations thereunder (“FATCA”) (inclusive of official interpretations of FATCA promulgated by competent authorities), any applicable agreement entered into pursuant to Section 1471(b) of the Code and/or any applicable intergovernmental agreement entered into in order to implement FATCA, each of the Company and the Trustee agree (i) to provide to one another such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA.  The terms of this section shall survive the termination of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

TRIPADVISOR, INC.

By:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Chief Financial Officer

GUARANTOR:

TRIPADVISOR HOLDINGS, LLC

By:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Manager and Treasurer

GUARANTOR:

TRIPADVISOR LLC.

By:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Manager and Treasurer

GUARANTOR:

VIATOR, INC.

By:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Director and Treasurer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF TRIPADVISOR, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

Exhibit A-1

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) PLAN, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN (A) A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.]

Exhibit A-2

TRIPADVISOR, INC.
0.250% Convertible Senior Note due 2026

No. 1Initially $345,000,000

CUSIP No. 896945AC6

ISIN No. US896945AC62

Tripadvisor, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal amount as set forth in the “Schedule of Conversions of Notes” attached hereto or such other amount as reflected on the books and records of the Trustee and the Depositary, on April 1, 2026 and interest thereon as set forth below.

This Note shall bear interest at the rate of 0.250% per annum from March 25, 2021, or from the most recent date to which interest has been paid or provided for to, but excluding the next scheduled Interest Payment Date until April 1, 2026. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.  Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2021, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively.  Special Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein to interest shall be deemed to refer to and include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, or any interest on any Defaulted Amounts payable as set forth in Section 2.03(c) of the within-mentioned Indenture.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Exhibit A-3

Upon conversion of a Note, the Company shall, at its election, pay or issue, as the case may be, cash shares of common stock of the Company or a combination of cash and shares of common stock of the Company.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual, electronic or facsimile signature, by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

TRIPADVISOR, INC.

By:
Name: Ernst Teunissen
Title: Chief Financial Officer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION., as Trustee,

certifies that this is one of the Notes described
in the within-named Indenture.

By:_______________________________
     Authorized Signatory

Exhibit A-5

[FORM OF REVERSE OF NOTE]

TRIPADVISOR, INC.
0.250% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.250% Convertible Senior Notes due 2026 (the “Notes”), initially limited to the aggregate principal amount of $345,000,000 all issued under and pursuant to an Indenture dated as of March 25, 2021 (the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions or transfers permitted by the Indenture.

In case certain Events of Default, as defined in the Indenture, relating to a bankruptcy (or similar proceeding) with respect to the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture. In case any other Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the

Exhibit A-6

Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to a sinking fund and are not subject to redemption prior to April 1, 2024.  On and after April 1, 2024, the Notes will be redeemable at the option of the Company in accordance with the provisions of Article 16 of the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option exercised in the manner specified in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into cash, shares of Common Stock or a combination of each and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Capitalized terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-8

SCHEDULE A6

SCHEDULE OF CONVERSIONS OF NOTES

TRIPADVISOR, INC.

0.250% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is THREE HUNDRED FORTY FIVE MILLION DOLLARS ($345,000,000). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6] Include if a global note.

Exhibit A-9

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  Tripadvisor, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth below: __________________________

Dated:

Signature(s)

___________________________

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Attachment 1-1

Fill in for registration of shares of Common Stock if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________

(Name)

_________________________

(Street Address)

_________________________

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):  $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________

Social Security or Other Taxpayer
Identification Number

Attachment 1-2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Tripadvisor, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Tripadvisor, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

Dated:

Signature(s)

_________________________

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all):  $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 2-1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□To Tripadvisor, Inc. or a Subsidiary thereof; or

□Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Attachment 3-1

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3 – 2

EXHIBIT B

FORM OF FREE TRANSFERABILITY CERTIFICATE

[Date]

Tripadvisor, Inc.

400 1st Avenue

Needham, Massachusetts 02494

Attention: Senior Vice President, General Counsel & Secretary

U.S. Bank National Association, as Trustee
Global Corporate Trust

One Federal Street

Boston, Massachusetts 02110

Attention: David W. Doucette, Vice President

Email: david.doucette@usbank.com

Tel: (617) 603-6534

Fax: (617) 603-6683

Re:	0.250% Convertible Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of March 25, 2021 (the “Indenture”), among Tripadvisor, Inc., a Delaware corporation, the Guarantors named therein and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the Resale Restriction Termination Date with respect to the 0.250% Convertible Senior Notes due 2026 represented by  Global Note CUSIP number 896945AC6 and ISIN number US896945AC62 (the “Notes”) has occurred, the Company hereby instructs you that:

(i)the restrictive legend required by  Section 2.05(b) of the Indenture and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii)the Company shall instruct DTC to change the CUSIP number and ISIN number for the Notes to the unrestricted CUSIP number (896945AC6) and unrestricted ISIN number (US896945AC62), respectively, without further action on the part of Holders.

[signature pages follow]

Exhibit B-1

TRIPADVISOR, INC.

By:
Name: Ernst Teunissen
Title: Chief Financial Officer

Exhibit B-2

EXHIBIT C

SUPPLEMENTAL INDENTURE

dated as of,

among

TRIPADVISOR, INC.,

The Guarantors Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

0.250% Convertible Senior Notes due 2026

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [_________, 20__], among TRIPADVISOR, INC., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of March 25, 2021 (the “Indenture”), relating to the Company’s 0.250% Convertible Senior Notes due 2026 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any Subsidiary (with certain exceptions) that guarantees certain indebtedness of the Company or any Guarantor following the Issue Date to provide a Guarantee.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.

Section 3.This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5.This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

Section 6.The recitals and statements herein are deemed to be those of the Company and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

Exhibit C-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

TRIPADVISOR, INC.

By:
Name: Ernst Teunissen
Title: Chief Financial Officer

[GUARANTOR(S)]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit C-2